As filed with the Securities and Exchange Commission on October 29, 1998.

                                               File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   9                                        (X)


                            THE MONEY MARKET PORTFOLIOS
                 (Exact Name of Registrant as Specified in Charter)

                   777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
                 (Address of Principal Executive Offices (Zip Code)

         Registrant's Telephone Number, Including Area Code (650) 312-2000

          Harmon E. Burns, 777 Mariners Island Blvd., San Mateo, CA 94404
                 (Name and Address of Agent for Service of Process)











                       Please Send Copy of Communications to:

                               Mark H. Plafker, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102


THE MONEY MARKET PORTFOLIOS
THE MONEY MARKET PORTFOLIO

FORM N-1A, PART A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO

The Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The U.S. Government Securities Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and try to maintain a stable net asset value of $1.

AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE $1 SHARE PRICE.

SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE U.S. GOVERNMENT. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

INVESTMENT GOAL AND POLICIES OF THE PORTFOLIO

The Portfolio's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The goal is fundamental which means that it not be changed without shareholder approval. Of course, there is no assurance that the Portfolio will achieve its goal.

The Portfolio seeks to achieve its investment goal, by investing in high-quality, short-term money market securities of domestic and foreign issuers, including U.S. government securities and repurchase agreements. Because the Portfolio limits its investments to high-quality securities, it will generally earn lower yields than a portfolio with lower quality securities that are subject to greater risk. Accordingly, the yield to shareholders in the Portfolio, and thus the fund, will likely be relatively lower.

QUALITY, MATURITY AND DIVERSIFICATION STANDARDS. The Portfolio, like all money funds, follows SEC guidelines on the quality, maturity and diversification of its investments. These guidelines are designed to help reduce a money fund's risks so that it is more likely to keep its share price at $1.

o The Portfolio only buys securities that Franklin Advisers, Inc. ("Advisers")determines present minimal credit risks and that are rated in one of the top two short-term rating categories or that are comparable unrated securities in Advisers' opinion.

o The Portfolio only buys securities with remaining maturities of 397 calendar days or less and maintains a dollar-weighted average portfolio maturity of 90 days or less.

Generally, the Portfolio may not invest more than 5% of its total assets in the securities of a single issuer, other than in U.S. government securities.

U.S. GOVERNMENT SECURITIES include marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government or its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government. Some of these securities, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association and the Federal Housing Administration, are issued or guaranteed by the U.S. government or carry a guarantee that is supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not considered direct obligations of the U.S. government. Instead, they involve sponsorship or guarantees by government agencies or enterprises. For example, some securities are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank. Others, such as obligations of the Federal National Mortgage Association, are supported only by the credit of the instrumentality.

BANK OBLIGATIONS, or instruments secured by bank obligations, include fixed, floating or variable rate CDs, letters of credit, time deposits, bank notes and bankers' acceptances. The Portfolio will invest in these obligations or instruments issued by banks and savings institutions with assets of at least $1 billion. Time deposits are non-negotiable deposits that are held in a banking institution for a specified time at a stated interest rate. The Portfolio may not invest more than 10% of its assets in time deposits with more than seven days to maturity.

The Portfolio may invest in obligations of U.S. banks, foreign branches of U.S. or foreign banks, and U.S. branches of foreign banks that have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities. The Portfolio may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion, and may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations, including U.S. branches of foreign banks.

Bank obligations may include deposits that are fully insured by the U.S. government, its agencies or instrumentalities, such as deposits in banking and savings institutions up to the current limit of the insurance on principal provided by the Federal Deposit Insurance Corporation. Deposits are frequently combined in larger units by an intermediate bank or other institution.

COMMERCIAL PAPER typically refers to short-term obligations of banks, corporations and other borrowers with maturities of up to 270 days. The Portfolio may invest in commercial paper of domestic or foreign issuers.

Variable master demand notes are a type of commercial paper. They are direct arrangements between a lender and a borrower that allow daily changes to the amount borrowed and to the interest rate. The Portfolio, as lender, may increase or decrease the amount provided by the note agreement, and the borrower may repay up to the full amount of the note without penalty. Typically, the borrower may also set the interest rate daily, usually at a rate that is the same or similar to the interest rate on other commercial paper issued by the borrower. The Portfolio does not have any limit on the amount of its assets that may be invested in variable master demand notes and may invest only in variable master demand notes of U.S. issuers.

Because variable master demand notes are direct lending arrangements between the lender and the borrower, they generally are not traded and do not have a secondary market. They are, however, redeemable at face value plus accrued interest at any time, although the Portfolio's ability to redeem a note is dependent on the ability of the borrower to pay the principal and interest on demand. When determining whether to invest in a variable master demand note, Advisers considers, among other things, the earnings power, cash flow and other liquidity ratios of the issuer.

ASSET-BACKED SECURITIES are typically commercial paper backed by the loans or accounts receivable of an entity, such as a bank or credit card company. The issuer intends to repay using the assets backing the securities (once collected). Therefore, repayment depends largely on the cash-flows generated by the assets backing the securities. Sometimes the credit support for these securities is limited to the underlying assets. In other cases it may be provided by a third party through a letter of credit or insurance guarantee.

Repayment of these securities is intended to be obtained from an identified pool of diversified assets, typically receivables related to a particular industry, such as asset-backed securities related to credit card receivables, automobile receivables, trade receivables or diversified financial assets. The credit quality of most asset-backed commercial paper depends primarily on the credit quality of the assets underlying the securities, how well the entity issuing the security is insulated from the credit risk of the originator (or any other affiliated entities) and the amount and quality of any credit support provided to the securities.

Asset-backed commercial paper is often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on these underlying assets to make payment, the securities may contain elements of credit support. The credit support falls into two categories: liquidity protection and protection against ultimate default on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that scheduled payments on the underlying pool are made in a timely fashion. Protection against ultimate default ensures payment on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained from third parties, through various means of structuring the transaction or through a combination of these approaches. The degree of credit support provided on each issue is based generally on historical information respecting the level of credit risk associated with the payments. Delinquency or loss that exceeds the anticipated amount could adversely impact the return on an investment in an asset-backed security.

CORPORATE OBLIGATIONS may include fixed, floating and variable rate bonds, debentures or notes.

STRIPPED SECURITIES are the separate income and principal components of a debt security. Once the securities have been stripped they are referred to as zero coupon securities. Their risks are similar to those of other money market securities although they may be more volatile. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

The Portfolio only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

MUNICIPAL SECURITIES. The Portfolio may invest up to 10% of its assets in taxable municipal securities. Municipal securities are issued by or on behalf of states, territories or possessions of the U.S., the District of Columbia, or their political subdivisions, agencies or instrumentalities. They are generally issued to raise money for various public purposes, such as constructing public facilities and making loans to public institutions. Certain types of municipal securities are issued to provide funding for privately operated facilities and are generally taxable.

OTHER INVESTMENT POLICIES OF THE PORTFOLIO

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS are those where payment and delivery for the security take place at a future date. Since the market price of the security may fluctuate during the time before payment and delivery, the Portfolio assumes the risk that the value of the security at delivery may be more or less than the purchase price.

When the Portfolio is the buyer in the transaction, it will maintain cash or liquid securities, with an aggregate value equal to the amount of its purchase commitments, in a segregated account with its custodian bank until payment is made. The Portfolio will not engage in when-issued and delayed-delivery transactions for investment leverage purposes.

REPURCHASE AGREEMENTS. The Portfolio will generally have a portion of its assets in cash or cash equivalents. To earn income on this portion of its assets, the Portfolio may enter into repurchase agreements with certain banks and broker-dealers. Under a repurchase agreement, the Portfolio agrees to buy a U.S. government security from one of these issuers and then to sell the security back to the issuer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Portfolio's custodian securities with an initial value of at least 102% of the dollar amount invested by the Portfolio in each repurchase agreement.

Under a repurchase agreement, the seller is required to maintain the value of the securities subject to the repurchase agreement at not less than the repurchase price. Advisers will monitor the value of such securities daily to determine that the value equals or exceed the repurchase price.
Repurchase agreements may involve risks in the event of default or insolvency of the seller, including possible delays or restrictions upon the Portfolio's ability to dispose of the underlying securities. The Portfolio will enter into repurchase agreements only with parties who meet creditworthiness standards approved by the Board of Trustees of the Trust ("Board"), i.e., banks or broker-dealers that have been determined by Advisers to present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

PORTFOLIO TRADING. The Portfolio may actively trade securities in its portfolio, without any limits, if Advisers believes that yields can be increased by doing so. Advisers considers current market conditions, cash requirements and its revised evaluations of a security when determining whether or not to hold securities until maturity. The yield on some securities held by the Portfolio may decline if the securities are sold before maturity.

LOANS OF PORTFOLIO SECURITIES. Consistent with procedures approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, if such loans do not exceed 25% of the value of the Portfolio's total assets at the time of the most recent loan. The Portfolio, however, currently intends to limit its lending of securities to nor more than 5% of it total assets. The borrower must deposit with the Portfolio's custodian bank collateral with an initial market value of at least 102% of the market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain collateral coverage of at least 100%. This collateral shall consist of cash. The lending of securities is a common practice in the securities industry. The Portfolio may engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing cash collateral in short-term interest- bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. The Portfolio may borrow up to 5% of its total assets from banks for temporary or emergency purposes. The Portfolio will not make any new investments while any outstanding loans exceed 5% of its total assets.

ILLIQUID INVESTMENTS. The Portfolio's policy is not to invest more than 10% of its net assets in illiquid securities. Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Portfolio has valued them.

OTHER LIMITATIONS. The Portfolio may not invest more than 5% of its total assets in securities of companies, including predecessors, that have been in continuous operation for less than three years. The Portfolio also may not invest more than 25% of its total assets in any particular industry, although it may invest more than 25% of its assets in certain domestic bank obligations. These limitations do not apply to U.S. government securities, federal agency obligations, or repurchase agreements fully collateralized by government securities. There are, however, certain tax diversification requirements that may apply to investments in repurchase agreements and other securities that are not treated as U.S. government securities under the Internal Revenue Code of 1986, as amended (the "Code").

OTHER POLICIES AND RESTRICTIONS

The Portfolio has a number of additional investment policies and restrictions that govern its activities. Those that are identified as "fundamental" may only be changed with shareholder approval. The others may be changed by the Board alone. For a list of these restrictions and more information about the Portfolio's investment policies, including those described above, please see Part B.

Generally, each of the Portfolio's policies and restrictions discussed above and in Part B apply when the Portfolio makes an investment. In most cases, the Portfolio is not required to sell a security because circumstances change and the security no longer meets one or more of the Portfolio's policies or restrictions.

INVESTMENT RISK CONSIDERATIONS

Like all investments, an investment in the Portfolio involves risk. The risks of the Portfolio are basically the same as those of other investments in money market securities. The short duration and high credit quality of the securities in which the Portfolio invests may help reduce the risks detailed below.

There is no assurance that the Portfolio will meet its investment goal. Although the Portfolio tries to maintain a stable share price of $1, there is no assurance that it will be able to do so.

INTEREST RATE RISK is the risk that changes in interest rates can reduce the value of a security. Generally when interest rates rise, the value of a security falls. The opposite is also true: security prices rise when interest rates fall.

INCOME RISK is the risk that the Portfolio's income will decrease due to falling interest rates. Since the Portfolio can only distribute what it earns, the Portfolio's distributions to its shareholders may decline when interest rates fall.

CREDIT RISK is the possibility that an issuer will be unable to make interest payments or repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect its value.

MARKET RISK is the risk that a security's value will be reduced by market activity or the results of supply and demand. This a basic risk associated with all securities. When there are more sellers than buyers, prices tend to fall. Likewise, when there are more buyers, prices tend to rise.

FOREIGN SECURITIES. Investments in securities of foreign issuers, including obligations of foreign branches of U.S. and foreign banks and obligations of U.S. branches of foreign banks, involve special risks. These risks include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that may affect the payment of principal or interest on securities held by the Portfolio. In addition, there may be less publicly available information about foreign issuers.

5. MANAGEMENT OF THE FUND

MANAGEMENT OF THE PORTFOLIO

The Board oversees the management of the Portfolio and elects its officers. The officers are responsible for the Portfolio's day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Advisers, 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers manages the Portfolio's assets and makes its investment decisions. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries (the "Franklin Templeton Group"). Charles
B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $207 billion in assets.

Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.

During the fiscal year ended June 30, 1998, the Portfolio's management fees, before any advance waiver, totaled 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including fees paid to Advisers before any advance waiver, were 0.16% of the average daily net assets of the Portfolio. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14%. Total operating expenses of the Portfolio were 0.15%. Advisers may end this arrangement at any time upon notice to the Board.

MANAGEMENT AGREEMENT. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed daily and payable monthly. The Portfolio pays its own operating expenses. These expenses include Advisers' management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Portfolio's net asset value; and printing and other expenses that are not expressly assumed by Advisers.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all Portfolio transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer. Further information is included under "Brokerage Allocation" in Part B.

YEAR 2000 ISSUE. Like other mutual funds, the Portfolio could be adversely affected if the computer systems used by Advisers and other service providers do not properly process date-related information on or after January 1, 2000 ("Year 2000 Issue"). The Year 2000 Issue could affect portfolio and operational areas including securities trade processing, interest and dividend payments, securities pricing, shareholder account services, reporting, custody functions, and others. While there can be no assurance that the Portfolio will not be adversely affected, Advisers and its affiliated service providers are taking steps that they believe are reasonably designed to address the Year 2000 Issue, including seeking reasonable assurances from the fund's other major service providers.

Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).

5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

6. CAPITAL STOCK AND OTHER SECURITIES

The Portfolio is a series of the Trust, an open-end management investment company. The Trust was organized as a Delaware business trust on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The U.S. Government Securities Money Market Portfolio. Shares of each series of the Trust have equal and exclusive rights to dividends and distributions declared by that series and the net assets of the series in the event of liquidation or dissolution.

Shares of each series of the Trust have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. It may hold special meetings, however, for matters requiring shareholder approval. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a Board member.

DISTRIBUTIONS TO SHAREHOLDERS

The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. THE PORTFOLIO DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.

Part B includes a further discussion of distributions under "Tax Status."

TAXATION OF THE PORTFOLIO AND ITS SHAREHOLDERS

TAXATION OF THE PORTFOLIO. As a regulated investment company, the Portfolio generally pays no federal income tax on the income and gains that it distributes to shareholders.

DISTRIBUTIONS. Distributions from the Portfolio, whether paid in cash or in additional shares, are generally subject to income tax.

DIVIDENDS-RECEIVED DEDUCTION. It is anticipated that no portion of the Portfolio's distributions will qualify for the corporate dividends-received deduction.

REDEMPTIONS AND EXCHANGES. Because the Portfolio expects to maintain a $1.00 net asset value per share, shareholders should not have any gain or loss on the redemption or exchange of Portfolio shares.

U.S. GOVERNMENT INTEREST. Many states grant tax-free status to dividends paid from interest earned on direct obligations of the U.S. Government, subject to certain restrictions. The Portfolio will provide shareholders with information after the end of each calendar year on the amount of such dividends that may qualify for exemption from reporting on a shareholder's income tax return. Shareholders that are regulated investment companies may not be eligible to pass through to their investors dividends from the Portfolio that qualify for such exemption, however.

NON-U.S. INVESTORS. Ordinary dividends generally will be subject to U.S. income tax withholding. A non-U.S. shareholder's home country may also tax ordinary dividends. Non-U.S. shareholders may wish to contact their tax advisor to determine the U.S. and non-U.S. tax consequences of their investment in the Portfolio.

STATE TAXES. Ordinary dividends that shareholders receive from the Portfolio will generally be subject to state and local income tax. The holding of Portfolio shares may also be subject to state and local intangibles taxes.

THIS TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE PORTFOLIO. A MORE COMPLETE DISCUSSION OF THESE RULES AND RELATED MATTERS IS CONTAINED IN THE SECTION ENTITLED "TAX STATUS" IN PART B.

7. PURCHASE OF SHARES OF THE PORTFOLIO

The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.

Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at the net asset value (without a sales charge) next calculated after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/100 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum for subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "NYSE") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed.

VALUATION OF PORTFOLIO SHARES

The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the NYSE is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.

The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.

The valuation of the Portfolio's securities, including any securities held in a separate account maintained for when-issued securities, is based upon the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment.

Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

8. REDEMPTION OR REPURCHASE

HOW TO SELL SHARES OF THE PORTFOLIO

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.

Redemptions are processed on any day on which the Portfolio is open for business, except for those days that the Federal Reserve Bank System and the Portfolio's custodian bank are closed, and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.

Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Since the Portfolio seeks to maintain a stable $1 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon redemption.

9. PENDING LEGAL PROCEEDINGS

      Not Applicable

PART B:

10. COVER PAGE

      Not Applicable

11. TABLE OF CONTENTS

      Not Applicable

12. GENERAL INFORMATION AND HISTORY

      Not Applicable

13. INVESTMENT OBJECTIVE AND POLICIES

As noted in response to Item 4, the Portfolio's investment goal is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. In addition to the policies stated in response to Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the 1940 Act, this means the approval of (i) more than 50% of the outstanding shares of the Portfolio, or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. The Portfolio MAY NOT:

      1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the total asset value.

      2. Make loans, except (a) through the purchase of debt securities in accordance with the investment goals and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or
(c) by the loan of its portfolio securities in accordance with the policies described above.

      3. Invest in any issuer for purposes of exercising control or management.

      4. Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

      5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

      6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

      7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

      8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

      9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

      10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

      11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

As a fundamental policy (which may not be changed without shareholder approval), the Portfolio may not purchase any securities other than obligations of the U.S. government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of its total assets would be invested in securities of any one issuer with respect to 75% of the Portfolio's total assets, or more than 10% of the outstanding voting securities of any one issuer would be owned by the Portfolio. In accordance with procedures adopted pursuant to Rule 2a-7, the Portfolio will not invest more than 5% of the Portfolio's total assets in Eligible Securities of a single issuer, other than U.S. government securities.

14. MANAGEMENT OF THE REGISTRANT

OFFICERS AND TRUSTEES

The Board has the responsibility for the overall management of the Trust, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Trust under the 1940 Act are indicated by an asterisk (*).

                           POSITIONS AND              PRINCIPAL OCCUPATION
NAME, AGE AND              OFFICES WITH THE           DURING THE PAST FIVE
ADDRESS                    TRUST                      YEARS

Frank H. Abbott, III (77)
1045 Sansome Street
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, MotherLode Gold Mines Consolidated (gold mining) and Vacu-Dry Co. (food processing).

Harris J. Ashton (66)
191 Clapboard Ridge Road
Greenwich, CT 06830

Trustee

Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers).

Robert F. Carlson (70)
2120 Lambeth Way
Carmichael, CA 95608

Trustee

Member and past President, Board of Administration, California Public Employees Retirement Systems (CALPERS); director or trustee, as the case may be, of nine of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, member and Chairman of the Board, Sutter Community Hospitals, Sacramento, CA, member, Corporate Board, Blue Shield of California, and Chief Counsel, California Department of Transportation.

S. Joseph Fortunato (66)
Park Avenue at Morris County
P.O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; director or trustee, as the case may be, of 51 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, General Host Corporation (nursery and craft centers).

*Charles B. Johnson (65)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board
and
Trustee

President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 50 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, General Host Corporation (nursery and craft centers).

*Charles E. Johnson (42)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; President, Chief Executive Officer, Chief Investment Officer and Director, Franklin Institutional Services Corporation; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 34 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President
and
Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (69)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Miller & LaHaye, which is the General Partner of Peregrine Ventures II (venture capital firm); Chairman of the Board and Director, Quarterdeck Corporation (software firm); Director, Digital Transmission Systems, Inc. (wireless communications); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, Fischer Imaging Corporation (medical imaging systems) and General Partner, Peregrine Associates, which was the General Partner of Peregrine Ventures (venture capital firm).

Gordon S. Macklin (70)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Director, Fund American Enterprises Holdings, Inc., MCI Communications Corporation, MedImmune, Inc. (biotechnology), Spacehab, Inc. (aerospace services) and Real 3D (software); director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Chairman, White River Corporation (financial services) and Hambrecht and Quist Group (investment banking), and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (53)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President and Director, Franklin Resources, Inc., Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan(38)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President and Chief Financial Officer, Franklin Resources, Inc.; Executive Vice President and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Executive Vice President and Chief Financial Officer, Franklin Advisers, Inc.; Chief Financial Officer, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; President and Director, Franklin Templeton Services, Inc.; Senior Vice President and Chief Financial Officer, Franklin/Templeton Investor Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (49)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Vice President, Franklin Advisory Services, Inc.; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 53 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (59)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 32 of the investment companies in the Franklin Templeton Group of Funds.

R. Martin Wiskemann (71)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President and Director, ILA Financial Services, Inc.; and officer and/or director or trustee, as the case may be, of 15 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Distributors and Advisers. As of June 1, 1998, nonaffiliated members of the Board are no longer paid any fees. As shown above, the nonaffiliated Board members also serve as directors or trustees of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The fees payable to nonaffiliated Board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to Board members who serve on other boards within the Franklin Templeton Group of Funds. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.

                                                                NUMBER OF
                                                                BOARDS IN THE
                                             TOTAL FEES         FRANKLIN
                            TOTAL FEES       RECEIVED FROM      TEMPLETON GROUP
                            RECEIVED         THE FRANKLIN       OF FUNDS ON
                            FROM THE         TEMPLETON GROUP    WHICH EACH
NAME                        TRUST*           OF FUNDS**         SERVES***
Frank H. Abbott, III        $1,100           $165,937                 27
Harris J. Ashton             1,050            344,642                 49
Robert Carlson+                450             17,680                  9
S. Joseph Fortunato          1,050            361,562                 51
David Garbellano++             200             91,317                N/A
Frank W.T. LaHaye            1,100            141,433                 27
Gordon S. Macklin            1,050            337,292                 49

+Elected January 15, 1998.
++Deceased September 27, 1997.
*For the fiscal year ended June 30, 1998. During the period from July 1997 through May, 1998, fees at the rate of $50 per month plus $50 per meeting attended were in effect for the Portfolio.
**For the calendar year ended December 31, 1997.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 54 registered investment companies, with approximately 168 U.S. based funds or series.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton Funds, as is consistent with their individual financial goals. In February 1998, this policy was formally adopted. Each board member is required to invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds. This is required until the value of such investments equals or exceeds five times the board member's annual fees. For purposes of this policy, a board member's investments include those in the name of family members or entities controlled by the board member and, for investments made after February 27, 1998, are valued at cost. Investments that existed on February 27, 1998, were valued as of that date. There is a three year phase-in period for newly elected board members.

15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of October 16, 1998, the principal shareholders of the Portfolio, beneficial or of record, were as follows:

NAME AND ADDRESS                  SHARE AMOUNT          PERCENTAGE
IFT Money Market Portfolio
Fund 140
777 Mariners Island Blvd.
San Mateo, CA 94404-1584          247,456,748                 9%
Franklin Cash Reserves
Fund 149
777 Mariners Island Blvd.
San Mateo, CA 94404-1584          157,363,807                 6%
Franklin Money Fund 111
777 Mariners Island Blvd.
San Mateo, CA 94404-1584          2,187,430,631              80%

From time to time, the number of Portfolio shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding.

16. INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER AND SERVICES PROVIDED. Advisers is the investment manager of the Portfolio. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities.

Advisers and its officers, directors and employees are covered by fidelity insurance for the protection of the Portfolio.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Miscellaneous Information - Summary of Code of Ethics."

MANAGEMENT FEES. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed at the close of business each day. See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.

For the fiscal years ended June 30, 1998, 1997 and 1996 management fees of the Portfolio, before any advance waiver, totaled $2,963,304, $2,547,891 and $2,162,519, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $2,830,858, $2,429,509 and $2,034,014 and for the same periods.

MANAGEMENT AGREEMENT. The management agreement for the Portfolio is in effect until February 28, 1999. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the holders of a majority of the Portfolio's outstanding voting securities or by a vote of the Board, and in either event by a vote of a majority of the Trustees of the Trust who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities on 30 days' written notice to Advisers, or by Advisers on 60 days' written notice to the Portfolio, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account. The fund may also reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the fund. The amount of reimbursements for these services per benefit plan participant fund account per year may not exceed the per account fee payable by the fund to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Portfolio. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITOR. PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, California 94105, is the Portfolio's independent auditor. During the fiscal year ended June 30, 1998, the auditor's services consisted of rendering an opinion on the financial statements of the Portfolio included in the Annual Report to Shareholders of Franklin Money Fund, Institutional Fiduciary Trust
- Money Market Portfolio, Institutional Fiduciary Trust - Franklin Cash Reserves Fund and Franklin Templeton Money Fund Trust for the fiscal year ended June 30, 1998.

17. BROKERAGE ALLOCATION

EXECUTION OF PORTFOLIO TRANSACTIONS

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services Advisers receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Portfolio's officers are satisfied that the best execution is obtained, the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.

If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Portfolio.

Depending on Advisers' view of market conditions, the Portfolio may or may not buy securities with the expectation of holding them to maturity, although its general policy is to hold securities to maturity. The Portfolio may, however, sell securities before maturity to meet redemptions or as a result of a revised management evaluation of the issuer.

During the fiscal years ended June 30, 1998, 1997 and 1996, the Portfolio paid no brokerage commissions.

As of June 30, 1998, the Portfolio owned securities issued by Morgan Stanley Dean Witter & Co. valued in the aggregate at $80 million, J.P. Morgan & Co. valued in the aggregate at $49 million, and Swiss Bank Corp., valued in the aggregate at $25 million. Morgan Stanley Dean Witter & Co, J.P. Morgan & Co. and Swiss Bank Corp. are regular broker-dealers of the Portfolio. Except as noted, neither the fund nor the Portfolio owned securities issued by its regular broker-dealers as of the end of the fiscal year.

Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

18. CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.

Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and any capital gain distributions, are credited to an account in the name of the investor on the books of the Portfolio.

Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

VALUATION OF PORTFOLIO SHARES

We calculate the net asset value per share as of 3:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this SAI, the Portfolio is informed that the NYSE observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of the Portfolio's portfolio securities, including any securities held in a separate account maintained for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments but utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from an investment in a fund utilizing only market values, and existing investors in the Portfolio would receive less investment income. The opposite would be true in a period of rising interest rates.

The Portfolio's use of amortized cost, which helps the Portfolio maintain its net asset value per share of $1, is permitted by a rule adopted by the SEC. Under this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments having remaining maturities of 397 calendar days or less. The Portfolio must also invest only in those U.S. dollar-denominated securities that the Board determines present minimal credit risks and that are rated in one of the two highest rating categories by nationally recognized rating services, or if unrated are deemed comparable in quality, or are instruments issued by an issuer that, with respect to an outstanding issue of short-term debt, that is comparable in priority and protection, has received a rating within the two highest rating categories. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of one year.

The Board has established procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Portfolio's holdings by the Board, at such intervals as it may deem appropriate, to determine if the Portfolio's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the Board. If a deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. If the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

ADDITIONAL INFORMATION REGARDING PURCHASES
AND REDEMPTIONS OF PORTFOLIO SHARES

The purchase price for shares of the Portfolio is the net asset value of the shares next determined after receipt and acceptance of a purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the effective date of purchase and continue through the business day prior to the business day shares in the account are redeemed.

Payments transmitted by wire and received by the custodian bank and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian bank to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.

To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.

The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.

The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the NYSE is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the SEC, so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.

REDEMPTIONS IN KIND

The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. This commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.

REDEMPTIONS BY THE PORTFOLIO

The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of the account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.

20. TAX STATUS

DISTRIBUTIONS

DISTRIBUTIONS OF NET INVESTMENT INCOME. The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated. These dividends will equal all of the Portfolio's daily net income payable to shareholders of record as of the close of business the preceding day. The Portfolio's daily net income includes accrued interest and any original issue or acquisition discount, plus or minus any gain or loss on the sale of securities and changes in unrealized appreciation or depreciation in securities (to the extent required to maintain a constant net asset value per share), less the estimated expenses of the Portfolio.

The Portfolio receives income generally in the form of interest derived from its investments. This income, less expenses incurred in the operation of the Portfolio, constitutes its net investment income from which dividends may be paid to shareholders. Any distributions by the Portfolio from such income will be taxable to shareholders as ordinary income, whether shareholders take them in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS. The Portfolio may derive capital gains and losses in connection with sales or other dispositions of its securities. Distributions derived from the excess of net short-term capital gain (over any net long-term capital loss) will be taxable to shareholders as ordinary income. Any distributions paid from net long-term capital gains realized by the Portfolio will be taxable to shareholders as long-term capital gain, regardless of how long shareholders have held their shares in the Portfolio. Because the Portfolio is a money market Portfolio, it does not anticipate realizing any long-term capital gains, however.

MAINTENANCE OF $1.00 NET ASSET VALUE. Gains and losses on the sale of securities held by the Portfolio and unrealized appreciation or depreciation in the value of these securities may require the Portfolio to distribute income or make distribution adjustments in order to maintain a $1.00 net asset value. These procedures may result in under- or over-distributions of net investment income.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS. The Portfolio will inform shareholders of the amount and character of their distributions at the time they are paid, and will advise shareholders of the tax status for federal income tax purposes of such distributions shortly after the close of each calendar year.

TAXES

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY. The Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as such for its most recent fiscal year, and intends so to qualify during the current fiscal year. The Board reserves the right not to maintain the qualification of the Portfolio as a regulated investment company if it determines such course of action to be beneficial to its shareholders. In such case, the Portfolio will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary dividend income to the extent of the Portfolio's available earnings and profits.

In order to qualify as a regulated investment company for tax purposes, the Portfolio must meet certain specific requirements, including:

o The Portfolio must maintain a diversified portfolio of securities, wherein no security (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Portfolio's total assets, and, with respect to 50% of the Portfolio's total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Portfolio's total assets or 10% of the outstanding voting securities of the issuer;

o The Portfolio must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; and

o The Portfolio must distribute to its shareholders at least 90% of its investment company taxable income (i.e., net investment income plus net short-term capital gains) and net tax-exempt income for each of its fiscal years.

EXCISE TAX DISTRIBUTION REQUIREMENTS. The Code requires the Portfolio to distribute at least 98% of its taxable ordinary income earned during the calendar year and 98% of its capital gain net income earned during the twelve month period ending October 31 (in addition to undistributed amounts from the prior year) to shareholders by December 31 of each year in order to avoid federal excise taxes. The Portfolio intends to declare and pay sufficient dividends in December (or in January of the following year that are treated by shareholders as received in December of the prior year) but does not guarantee and can give no assurances that its distributions will be sufficient to eliminate all such taxes.

REDEMPTION OF PORTFOLIO SHARES. Redemptions and exchanges of Portfolio shares are taxable transactions for federal and state income tax purposes. For most shareholders, gain or loss will be recognized in an amount equal to the difference between the shareholder's tax basis and the amount the shareholder received in exchange for its shares, subject to the rules described below. If such shares are a capital asset in the hands of the shareholder, the gain or loss is capital gain or loss and is long-term for federal income tax purposes if the shares have been held for more than one year at the time of redemption or exchange. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed with respect to such shares.

All or a portion of any loss realized upon a redemption of shares will be disallowed to the extent that other shares in the Portfolio are purchased (through reinvestment of dividends or otherwise) within 30 days before or after such redemption. Any loss disallowed under these rules will be added to the shareholder's tax basis in the new shares purchased. Because the Portfolio seeks to maintain a constant $1.00 per share net asset value, shareholders should not expect to realize a gain or loss upon redemption of their Portfolio shares, however.

U.S. GOVERNMENT OBLIGATIONS. Many states grant tax-free status to dividends paid to shareholders from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Portfolio. Investments in GNMA/FNMA securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. After the end of each calendar year, the Portfolio will provide shareholders with the percentage of any dividends paid that may qualify for tax-free treatment on their tax return. Shareholders should consult with their own tax advisor to determine the application of their state and local laws to these distributions. Because the rules on exclusion of this income are different for corporations, corporate shareholders should consult with their corporate tax advisors about whether any of their distributions may be exempt from corporate income or franchise taxes. Shareholders that are regulated investment companies may not be eligible to pass through to their investors dividends from the Portfolio that qualify for such exemption, however.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS. Because the Portfolio's income is derived primarily from interest rather than dividends, no portion of its distributions will generally be eligible for the intercorporate dividends-received deduction. None of the dividends paid by the Portfolio for the most recent fiscal year qualified for such deduction, and it is anticipated that none of the current year's dividends will so qualify.

21. UNDERWRITERS

        Not Applicable

22. CALCULATION OF PERFORMANCE DATA

        Not Applicable

SUMMARY OF CODE OF ETHICS

Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations and statements must be sent to a compliance officer; (iii) all brokerage accounts must be disclosed on an annual basis; and (iv) access persons involved in preparing and making investment decisions must, in addition to (i), (ii) and (iii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.

23. FINANCIAL STATEMENTS

The audited financial statements of the Portfolio contained in the Annual Report to Shareholders of the Trust for the fiscal year ended June 30, 1998, including the auditor's report, are incorporated herein by reference.

APPENDIX

DESCRIPTION OF RATINGS

SHORT-TERM DEBT & COMMERCIAL PAPER RATINGS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's commercial paper ratings, which are also applicable to municipal paper investments permitted to be made by the fund, are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months.

Moody's employs the following designations, judged to be investment grade, used for both short-term debt and commercial paper to indicate the relative repayment ability of rated issuers:

P-1 (PRIME-1): Superior capacity for repayment.

P-2 (PRIME-2): Strong capacity for repayment.

STANDARD & POOR'S CORPORATION ("S&P")

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days - including commercial paper. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. The relative degree of safety, however, is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, CDs, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good credit quality. A satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

LOC: The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

MUNICIPAL NOTE RATINGS

MOODY'S

Moody's ratings for state, municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing; factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

MIG 1: Notes are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG 2: Notes are of high quality, with margins of protection ample, although not so large as in the preceding group.

MIG 3: Notes are of favorable quality, with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

MIG 4: Notes are of adequate quality, carrying specific risk but having protection and not distinctly or predominantly speculative.

S&P

Until June 29, 1984, S&P used the same rating symbols for notes and bonds. After June 29, 1984, for new municipal note issues due in three years or less, the ratings below will usually be assigned. Notes maturing beyond three years will most likely receive a bond rating of the type recited above.

SP-1: Issues carrying this designation have a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics will be given a "plus" (+) designation.

SP-2: Issues carrying this designation have a satisfactory capacity to pay principal and interest.






THE MONEY MARKET PORTFOLIOS
THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO

FORM N-1A, PART A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO

The U.S. Government Securities Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and try to maintain a stable net asset value of $1.

AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE $1 SHARE PRICE.

SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE U.S. GOVERNMENT. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

INVESTMENT GOAL AND POLICIES OF THE PORTFOLIO

The Portfolio's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The goal is fundamental which means that it not be changed without shareholder approval. Of course, there is no assurance that the Portfolio will achieve its goal.

Because the Portfolio limits its investments to high-quality securities, it will generally earn lower yields than a portfolio with lower quality securities that are subject to greater risk. Accordingly, the yield to shareholders in the Portfolio, and thus the fund, will likely be relatively lower.

QUALITY, MATURITY AND DIVERSIFICATION STANDARDS. The Portfolio, like all money funds, follows SEC guidelines on the quality, maturity and diversification of its investments. These guidelines are designed to help reduce a money fund's risks so that it is more likely to keep its share price at $1.

o The Portfolio only buys securities that Franklin Advisers, Inc. ("Advisers") determines present minimal credit risks and that are rated in one of the top two short-term rating categories or that are comparable unrated securities in Advisers' opinion.

o The Portfolio only buys securities with remaining maturities of 397 calendar days or less and maintains a dollar-weighted average portfolio maturity of 90 days or less.

Generally, the Portfolio may not invest more than 5% of its total assets in the securities of a single issuer, other than in U.S. government securities.

U.S. GOVERNMENT SECURITIES. The Portfolio may invest only in marketable securities issued or guaranteed by the U.S. government, by various agencies of the U.S. Government and by various instrumentalities that have been established or sponsored by the U.S. government or in repurchase agreements (as described below) collateralized by such securities. As a fundamental policy, subject to change only by shareholder approval, the Portfolio will invest only in obligations, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or that carry a guarantee supported by the full faith and credit of the U.S. government. Repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government are included within this fundamental policy.

At the present time, it is the Portfolio's policy to limit its investments to U.S. Treasury bills, notes and bonds and to repurchase agreements collateralized only by such securities. This policy may only be changed upon 30-days' written notice to shareholders and to the National Association of Insurance Commissioners.

STRIPPED SECURITIES are the separate income and principal components of a debt security. Once the securities have been stripped they are referred to as zero coupon securities. Their risks are similar to those of other money market securities although they may be more volatile. Stripped securities do not make periodic payments of interest prior to maturity and the stripping of the interest coupons causes them to be offered at a discount from their face amount. This results in the securities being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities.

The Portfolio only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

REPURCHASE AGREEMENTS. The Portfolio will generally have a portion of its assets in cash or cash equivalents. To earn income on this portion of its assets, the Portfolio may enter into repurchase agreements with certain banks and broker-dealers. Under a repurchase agreement, the Portfolio agrees to buy a U.S. government security from one of these issuers and then to sell the security back to the issuer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Portfolio's custodian securities with an initial value of at least 102% of the dollar amount invested by the Portfolio in each repurchase agreement.

Under a repurchase agreement, the seller is required to maintain the value of the securities subject to the repurchase agreement at not less than the repurchase price. Advisers will monitor the value of such securities daily to determine that the value equals or exceed the repurchase price.
Repurchase agreements may involve risks in the event of default or insolvency of the seller, including possible delays or restrictions upon the Portfolio's ability to dispose of the underlying securities. The Portfolio will enter into repurchase agreements only with parties who meet creditworthiness standards approved by the Board of Trustees of the Trust ("Board"), i.e., banks or broker-dealers that have been determined by Advisers to present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

The Portfolio may not enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the market value of the Portfolio's total assets would be invested in such repurchase agreements, together with any other investment the Portfolio may hold for which market quotations are not readily available. Securities subject to repurchase agreements will be deemed to have a maturity date coincident with the date upon which the Portfolio has agreed to resell such securities.

PORTFOLIO TRADING. The Portfolio may actively trade securities in its portfolio, without any limits, if Advisers believes that yields can be increased by doing so. Advisers considers current market conditions, cash requirements and its revised evaluations of a security when determining whether or not to hold securities until maturity. The yield on some securities held by the Portfolio may decline if the securities are sold before maturity.

LOANS OF PORTFOLIO SECURITIES. Consistent with procedures approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, if such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan. The Portfolio, however, currently intends to limit its lending of securities to nor more than 5% of it total assets. The borrower must deposit with the Portfolio's custodian bank collateral with an initial market value of at least 102% of the market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain collateral coverage of at least 100%. This collateral shall consist of cash, securities issued by the U.S. government, its agencies or instrumentalities, or irrevocable letters of credit. The lending of securities is a common practice in the securities industry. The Portfolio may engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing cash collateral in short-term interest- bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. The Portfolio may borrow from banks, for temporary or emergency purposes only, and pledge its assets for such loans, up to 10% of the Portfolio's total assets. No new investments will be made by the Portfolio while any outstanding loans exceed 5% of its total assets.

OTHER POLICIES AND RESTRICTIONS

The Portfolio has a number of additional investment policies and restrictions that govern its activities. Those that are identified as "fundamental" may only be changed with shareholder approval. The others may be changed by the Board alone. For a list of these restrictions and more information about the Portfolio's investment policies, including those described above, please see Part B.

Generally, each of the Portfolio's policies and restrictions discussed above and in Part B apply when the Portfolio makes an investment. In most cases, the Portfolio is not required to sell a security because circumstances change and the security no longer meets one or more of the Portfolio's policies or restrictions.

INVESTMENT RISK CONSIDERATIONS

Like all investments, an investment in the Portfolio involves risk. The risks of the Portfolio are basically the same as those of other investments in money market securities. The short duration and high credit quality of the securities in which the Portfolio invests may help reduce the risks detailed below.

There is no assurance that the Portfolio will meet its investment goal. Although the Portfolio tries to maintain a stable share price of $1, there is no assurance that it will be able to do so.

INTEREST RATE RISK is the risk that changes in interest rates can reduce the value of a security. Generally when interest rates rise, the value of a security falls. The opposite is also true: security prices rise when interest rates fall.

INCOME RISK is the risk that the Portfolio's income will decrease due to falling interest rates. Since the Portfolio can only distribute what it earns, the Portfolio's distributions to its shareholders may decline when interest rates fall.

CREDIT RISK is the possibility that an issuer will be unable to make interest payments or repay principal. Changes in an issuer's financial strength or in a security's credit rating may affect its value.

MARKET RISK is the risk that a security's value will be reduced by market activity or the results of supply and demand. This a basic risk associated with all securities. When there are more sellers than buyers, prices tend to fall. Likewise, when there are more buyers, prices tend to rise.

5. MANAGEMENT OF THE FUND

MANAGEMENT OF THE PORTFOLIO

The Board oversees the management of the Portfolio and elects its officers. The officers are responsible for the Portfolio's day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Advisers, 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers manages the Portfolio's assets and makes its investment decisions. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries (the "Franklin Templeton Group"). Charles
B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $207 billion in assets.

Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.

During the fiscal year ended June 30, 1998, the Portfolio's management fees, before any advance waiver, totaled 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including fees paid to Advisers, before any advance waiver, were 0.16% of the average daily net assets of the Portfolio. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14%. Total operating expenses of the Portfolio were 0.15%. Advisers may end this arrangement at any time upon notice to the Board.

MANAGEMENT AGREEMENT. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed daily and payable monthly. The Portfolio pays its own operating expenses. These expenses include Advisers' management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Portfolio's net asset value; and printing and other expenses that are not expressly assumed by Advisers.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all Portfolio transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer. Further information is included under "Brokerage Allocation" in Part B.

YEAR 2000 ISSUE. Like other mutual funds, the Portfolio could be adversely affected if the computer systems used by Advisers and other service providers do not properly process date-related information on or after January 1, 2000 ("Year 2000 Issue"). The Year 2000 Issue could affect portfolio and operational areas including securities trade processing, interest and dividend payments, securities pricing, shareholder account services, reporting, custody functions, and others. While there can be no assurance that the Portfolio will not be adversely affected, Advisers and its affiliated service providers are taking steps that they believe are reasonably designed to address the Year 2000 Issue, including seeking reasonable assurances from the fund's other major service providers.

Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).

5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

6.    CAPITAL STOCK AND OTHER SECURITIES

The Portfolio is a series of the Trust, an open-end management investment company. The Trust was organized as a Delaware business trust on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The Money Market Portfolio. Shares of each series of the Trust have equal and exclusive rights to dividends and distributions declared by that series and the net assets of the series in the event of liquidation or dissolution.

Shares of each series of the Trust have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. It may hold special meetings, however, for matters requiring shareholder approval. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a Board member.

DISTRIBUTIONS TO SHAREHOLDERS

The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. THE PORTFOLIO DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.

Part B includes a further discussion of distributions under "Tax Status."

TAXATION OF THE PORTFOLIO AND ITS SHAREHOLDERS

TAXATION OF THE PORTFOLIO. As a regulated investment company, the Portfolio generally pays no federal income tax on the income and gains that it distributes to shareholders.

DISTRIBUTIONS. Distributions from the Portfolio, whether paid in cash or in additional shares, are generally subject to income tax.

DIVIDENDS-RECEIVED DEDUCTION. It is anticipated that no portion of the Portfolio's distributions will qualify for the corporate dividends-received deduction.

REDEMPTIONS AND EXCHANGES. Because the Portfolio expects to maintain a $1.00 net asset value per share, shareholders should not have any gain or loss on the redemption or exchange of Portfolio shares.

U.S. GOVERNMENT INTEREST. Many states grant tax-free status to dividends paid from interest earned on direct obligations of the U.S. Government, subject to certain restrictions. The Portfolio will provide shareholders with information after the end of each calendar year on the amount of such dividends that may qualify for exemption from reporting on a shareholder's income tax return. Shareholders that are regulated investment companies may not be eligible to pass through to their investors dividends from the Portfolio that qualify for such exemption, however.

NON-U.S. INVESTORS. Ordinary dividends generally will be subject to U.S. income tax withholding. A non-U.S. shareholder's home country may also tax ordinary dividends. Non-U.S. shareholders may wish to contact their tax advisor to determine the U.S. and non-U.S. tax consequences of their investment in the Portfolio.

STATE TAXES. Ordinary dividends that shareholders receive from the Portfolio will generally be subject to state and local income tax. The holding of Portfolio shares may also be subject to state and local intangibles taxes.

THIS TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE PORTFOLIO. A MORE COMPLETE DISCUSSION OF THESE RULES AND RELATED MATTERS IS CONTAINED IN THE SECTION ENTITLED "TAX STATUS" IN PART B.

7.    PURCHASE OF SHARES OF THE PORTFOLIO

The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.

Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at the net asset value (without a sales charge) next calculated after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/100 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum for subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.

Shares may generally be purchased on business days except when the New York Stock Exchange (the "NYSE") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed.

VALUATION OF PORTFOLIO SHARES

The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the NYSE is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.

The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.

The valuation of the Portfolio's securities, is based upon the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment.

Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

8.    REDEMPTION OR REPURCHASE

HOW TO SELL SHARES OF THE PORTFOLIO

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.

Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian bank are closed, and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.

Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Since the Portfolio seeks to maintain a stable $1 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon redemption.

9.    PENDING LEGAL PROCEEDINGS

      Not Applicable

Part B:

10.   COVER PAGE

      Not Applicable

11.   TABLE OF CONTENTS

      Not Applicable

12.   GENERAL INFORMATION AND HISTORY

      Not Applicable

13.   INVESTMENT OBJECTIVE AND POLICIES

As noted in response to Item 4, the Portfolio's investment goal is to obtain as high a level of current income (in the context of the type of investments available to the Portfolio) as is consistent with capital preservation and liquidity. In addition to the policies stated in response to Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the 1940 Act, this means the approval of (i) more than 50% of the outstanding shares of the Portfolio, or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. The Portfolio MAY NOT:

      1. Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 10% of the total asset value.

      2. Make loans, except (a) through the purchase of debt securities in accordance with the investment goals and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or
(c) by the loan of its portfolio securities in accordance with the policies described above.

      3. Invest in any issuer for purposes of exercising control or management.

      4. Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

      5. Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

      6. Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

      7. Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

      8. Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

      9. Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or Advisers own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

      10. Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

      11. Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

14.   MANAGEMENT OF THE REGISTRANT

OFFICERS AND TRUSTEES

The Board has the responsibility for the overall management of the Trust, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Trust under the 1940 Act are indicated by an asterisk (*).

                           POSITIONS AND              PRINCIPAL OCCUPATION
NAME, AGE AND              OFFICES WITH THE           DURING THE PAST FIVE
ADDRESS                    TRUST                      YEARS

Frank H. Abbott, III (77)
1045 Sansome Street
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, MotherLode Gold Mines Consolidated (gold mining) and Vacu-Dry Co. (food processing).

Harris J. Ashton (66)
191 Clapboard Ridge Road
Greenwich, CT 06830

Trustee

Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers).

Robert F. Carlson (70)
2120 Lambeth Way
Carmichael, CA 95608

Trustee

Member and past President, Board of Administration, California Public Employees Retirement Systems (CALPERS); director or trustee, as the case may be, of nine of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, member and Chairman of the Board, Sutter Community Hospitals, Sacramento, CA, member, Corporate Board, Blue Shield of California, and Chief Counsel, California Department of Transportation.

S. Joseph Fortunato (66)
Park Avenue at Morris County
P.O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; director or trustee, as the case may be, of 51 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, General Host Corporation (nursery and craft centers).

*Charles B. Johnson (65)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board
and
Trustee

President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 50 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, General Host Corporation (nursery and craft centers).

*Charles E. Johnson (42)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; President, Chief Executive Officer, Chief Investment Officer and Director, Franklin Institutional Services Corporation; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 34 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (58)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President
and
Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (69)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014

Trustee

General Partner, Miller & LaHaye, which is the General Partner of Peregrine Ventures II (venture capital firm); Chairman of the Board and Director, Quarterdeck Corporation (software firm); Director, Digital Transmission Systems, Inc. (wireless communications); director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Director, Fischer Imaging Corporation (medical imaging systems) and General Partner, Peregrine Associates, which was the General Partner of Peregrine Ventures (venture capital firm).

Gordon S. Macklin (70)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Director, Fund American Enterprises Holdings, Inc., MCI Communications Corporation, MedImmune, Inc. (biotechnology), Spacehab, Inc. (aerospace services) and Real 3D (software); director or trustee, as the case may be, of 49 of the investment companies in the Franklin Templeton Group of Funds; and FORMERLY, Chairman, White River Corporation (financial services) and Hambrecht and Quist Group (investment banking), and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (53)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President and Director, Franklin Resources, Inc., Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan(38)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President and Chief Financial Officer, Franklin Resources, Inc.; Executive Vice President and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Executive Vice President and Chief Financial Officer, Franklin Advisers, Inc.; Chief Financial Officer, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; President and Director, Franklin Templeton Services, Inc.; Senior Vice President and Chief Financial Officer, Franklin/Templeton Investor Services, Inc.; officer and/or director of some of the other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 53 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (49)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Vice President, Franklin Advisory Services, Inc.; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 53 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (59)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 32 of the investment companies in the Franklin Templeton Group of Funds.

R. Martin Wiskemann (71)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President and Director, ILA Financial Services, Inc.; and officer and/or director or trustee, as the case may be, of 15 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Distributors and Advisers. As of June 1, 1998, nonaffiliated members of the Board are no longer paid any fees. As shown above, the nonaffiliated Board members also serve as directors or trustees of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The fees payable to nonaffiliated Board members by the Trust are subject to reductions resulting from fee caps limiting the amount of fees payable to Board members who serve on other boards within the Franklin Templeton Group of Funds. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.

                                                              NUMBER OF
                                                              BOARDS IN THE
                                             TOTAL FEES       FRANKLIN
                            TOTAL FEES       RECEIVED FROM    TEMPLETON GROUP
                            RECEIVED         THE FRANKLIN     OF FUNDS ON
                            FROM THE         TEMPLETON GROUP  WHICH EACH
NAME                        TRUST*           OF FUNDS**       SERVES***
Frank H. Abbott, III        $1,100           $165,937               27
Harris J. Ashton             1,050            344,642               49
Robert Carlson+                450             17,680                9
S. Joseph Fortunato          1,050            361,562               51
David Garbellano++             200             91,317              N/A
Frank W.T. LaHaye            1,100            141,433               27
Gordon S. Macklin            1,050            337,292               49

+Elected January 15, 1998.
++Deceased September 27, 1997.
*For the fiscal year ended June 30, 1998. During the period from July 1997 through May, 1998, fees at the rate of $50 per month plus $50 per meeting attended were in effect for the Portfolio.
**For the calendar year ended December 31, 1997.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 54 registered investment companies, with approximately 168 U.S. based funds or series.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton Funds, as is consistent with their individual financial goals. In February 1998, this policy was formally adopted. Each board member is required to invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds and one-third of fees received for serving as a director or trustee of a Franklin fund in shares of one or more Franklin funds. This is required until the value of such investments equals or exceeds five times the board member's annual fees. For purposes of this policy, a board member's investments include those in the name of family members or entities controlled by the board member and, for investments made after February 27, 1998, are valued at cost. Investments that existed on February 27, 1998, were valued as of that date. There is a three year phase-in period for newly elected board members.

15.   CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of October 16, 1998, the principal shareholders of the Portfolio, beneficial or of record, were as follows:

NAME AND ADDRESS                     SHARE AMOUNT        PERCENTAGE
IFT Franklin U.S.
Government Securities
Money Market Portfolio
10600 White Rock Rd.
Rancho Cordova, CA
95670-6032                            177,319,208           50%
Franklin Federal Money
Fund 113
10600 White Rock Rd
Rancho Cordova, CA
95670-6032                            178,191,100           50%


From time to time, the number of Portfolio shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding.

16.   INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER AND SERVICES PROVIDED. Advisers is the investment manager of the Portfolio. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities.

Advisers and its officers, directors and employees are covered by fidelity insurance for the protection of the Portfolio.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Miscellaneous Information - Summary of Code of Ethics."

MANAGEMENT FEES. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed at the close of business each day. See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.

For the fiscal years ended June 30, 1998, 1997 and 1996 management fees of the Portfolio, before any advance waiver, totaled $394,321, $404,358 and $484,382, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $367,433, $364,509 and $424,848 for the same periods.

MANAGEMENT AGREEMENT. The management agreement for the Portfolio is in effect until February 28, 1999. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the holders of a majority of the Portfolio's outstanding voting securities or by a vote of the Board, and in either event by a vote of a majority of the Trustees of the Trust who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities on 30 days' written notice to Advisers, or by Advisers on 60 days' written notice to the Portfolio, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account. The fund may also reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the fund. The amount of reimbursements for these services per benefit plan participant fund account per year may not exceed the per account fee payable by the fund to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286, acts as custodian of the securities and other assets of the Portfolio. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITOR. PricewaterhouseCoopers LLP, 333 Market Street, San Francisco, California 94105, is the Portfolio's independent auditor. During the fiscal year ended June 30, 1998, the auditor's services consisted of rendering an opinion on the financial statements of the Portfolio included in the Annual Report to Shareholders of Franklin Federal Money Fund and Institutional Fiduciary Trust - Franklin U.S. Government Securities Money Market Portfolio for the fiscal year ended June 30, 1998.

17.   BROKERAGE ALLOCATION

EXECUTION OF PORTFOLIO TRANSACTIONS

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services Advisers receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Portfolio's officers are satisfied that the best execution is obtained, the sale of Portfolio shares, as well as shares of other funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.

If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Portfolio.

Depending on Advisers' view of market conditions, the Portfolio may or may not buy securities with the expectation of holding them to maturity, although its general policy is to hold securities to maturity. The Portfolio may, however, sell securities before maturity to meet redemptions or as a result of a revised management evaluation of the issuer.

During the fiscal years ended June 30, 1998, 1997 and 1996, the Portfolio paid no brokerage commissions.

As of June 30, 1998, the Portfolio did not own securities of its regular broker-dealers.

Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

18.   CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.

Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and any capital gain distributions, are credited to an account in the name of the investor on the books of the Portfolio.

Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

VALUATION OF PORTFOLIO SHARES

We calculate the net asset value per share as of 3:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this SAI, the Portfolio is informed that the NYSE observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of the Portfolio's portfolio securities is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments but utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from an investment in a fund utilizing only market values, and existing investors in the Portfolio would receive less investment income. The opposite would be true in a period of rising interest rates.

The Portfolio's use of amortized cost, which helps the Portfolio maintain its net asset value per share of $1, is permitted by a rule adopted by the SEC. Under this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments having remaining maturities of 397 calendar days or less. The Portfolio must also invest only in those U.S. dollar-denominated securities that the Board determines present minimal credit risks and that are rated in one of the two highest rating categories by nationally recognized rating services, or if unrated are deemed comparable in quality, or are instruments issued by an issuer that, with respect to an outstanding issue of short-term debt, that is comparable in priority and protection, has received a rating within the two highest rating categories. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of one year.

The Board has established procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Portfolio's holdings by the Board, at such intervals as it may deem appropriate, to determine if the Portfolio's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the Board. If a deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. If the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

ADDITIONAL INFORMATION REGARDING PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

The purchase price for shares of the Portfolio is the net asset value of the shares next determined after receipt and acceptance of a purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the effective date of purchase and continue through the business day prior to the business day shares in the account are redeemed.

Payments transmitted by wire and received by the custodian bank and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian bank to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.

To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.

The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.

The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the NYSE is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the SEC, so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.

REDEMPTIONS IN KIND

The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. This commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.

REDEMPTIONS BY THE PORTFOLIO

The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of the account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.

20.   TAX STATUS

DISTRIBUTIONS

DISTRIBUTIONS OF NET INVESTMENT INCOME. The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated. These dividends will equal all of the Portfolio's daily net income payable to shareholders of record as of the close of business the preceding day. The Portfolio's daily net income includes accrued interest and any original issue or acquisition discount, plus or minus any gain or loss on the sale of securities and changes in unrealized appreciation or depreciation in securities (to the extent required to maintain a constant net asset value per share), less the estimated expenses of the Portfolio.

The Portfolio receives income generally in the form of interest derived from its investments. This income, less expenses incurred in the operation of the Portfolio, constitutes its net investment income from which dividends may be paid to shareholders. Any distributions by the Portfolio from such income will be taxable to shareholders as ordinary income, whether shareholders take them in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS. The Portfolio may derive capital gains and losses in connection with sales or other dispositions of its securities. Distributions derived from the excess of net short-term capital gain (over any net long-term capital loss) will be taxable to shareholders as ordinary income. Any distributions paid from net long-term capital gains realized by the Portfolio will be taxable to shareholders as long-term capital gain, regardless of how long shareholders have held their shares in the Portfolio. Because the Portfolio is a money market Portfolio, it does not anticipate realizing any long-term capital gains, however.

MAINTENANCE OF $1.00 NET ASSET VALUE. Gains and losses on the sale of securities held by the Portfolio and unrealized appreciation or depreciation in the value of these securities may require the Portfolio to distribute income or make distribution adjustments in order to maintain a $1.00 net asset value. These procedures may result in under- or over-distributions of net investment income.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS. The Portfolio will inform shareholders of the amount and character of their distributions at the time they are paid, and will advise shareholders of the tax status for federal income tax purposes of such distributions shortly after the close of each calendar year.

TAXES

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY. The Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as such for its most recent fiscal year, and intends so to qualify during the current fiscal year. The Board reserves the right not to maintain the qualification of the Portfolio as a regulated investment company if it determines such course of action to be beneficial to its shareholders. In such case, the Portfolio will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary dividend income to the extent of the Portfolio's available earnings and profits.

In order to qualify as a regulated investment company for tax purposes, the Portfolio must meet certain specific requirements, including:

o The Portfolio must maintain a diversified portfolio of securities, wherein no security (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Portfolio's total assets, and, with respect to 50% of the Portfolio's total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Portfolio's total assets or 10% of the outstanding voting securities of the issuer;

o The Portfolio must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; and

o The Portfolio must distribute to its shareholders at least 90% of its investment company taxable income (i.e., net investment income plus net short-term capital gains) and net tax-exempt income for each of its fiscal years.

EXCISE TAX DISTRIBUTION REQUIREMENTS. The Code requires the Portfolio to distribute at least 98% of its taxable ordinary income earned during the calendar year and 98% of its capital gain net income earned during the twelve month period ending October 31 (in addition to undistributed amounts from the prior year) to shareholders by December 31 of each year in order to avoid federal excise taxes. The Portfolio intends to declare and pay sufficient dividends in December (or in January of the following year that are treated by shareholders as received in December of the prior year) but does not guarantee and can give no assurances that its distributions will be sufficient to eliminate all such taxes.

REDEMPTION OF PORTFOLIO SHARES. Redemptions and exchanges of Portfolio shares are taxable transactions for federal and state income tax purposes. For most shareholders, gain or loss will be recognized in an amount equal to the difference between the shareholder's tax basis and the amount the shareholder received in exchange for its shares, subject to the rules described below. If such shares are a capital asset in the hands of the shareholder, the gain or loss is capital gain or loss and is long-term for federal income tax purposes if the shares have been held for more than one year at the time of redemption or exchange. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed with respect to such shares.

All or a portion of any loss realized upon a redemption of shares will be disallowed to the extent that other shares in the Portfolio are purchased (through reinvestment of dividends or otherwise) within 30 days before or after such redemption. Any loss disallowed under these rules will be added to the shareholder's tax basis in the new shares purchased. Because the Portfolio seeks to maintain a constant $1.00 per share net asset value, shareholders should not expect to realize a gain or loss upon redemption of their Portfolio shares, however.

U.S. GOVERNMENT OBLIGATIONS. Many states grant tax-free status to dividends paid to shareholders from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Portfolio. Investments in GNMA/FNMA securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. After the end of each calendar year, the Portfolio will provide shareholders with the percentage of any dividends paid that may qualify for tax-free treatment on their tax return. Shareholders should consult with their own tax advisor to determine the application of their state and local laws to these distributions. Because the rules on exclusion of this income are different for corporations, corporate shareholders should consult with their corporate tax advisors about whether any of their distributions may be exempt from corporate income or franchise taxes. Shareholders that are regulated investment companies may not be eligible to pass through to their investors dividends from the Portfolio that qualify for such exemption, however.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS. Because the Portfolio's income is derived primarily from interest rather than dividends, no portion of its distributions will generally be eligible for the intercorporate dividends-received deduction. None of the dividends paid by the Portfolio for the most recent fiscal year qualified for such deduction, and it is anticipated that none of the current year's dividends will so qualify.

21.   UNDERWRITERS

      Not Applicable

22.   CALCULATION OF PERFORMANCE DATA

      Not Applicable

SUMMARY OF CODE OF ETHICS

Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations and statements must be sent to a compliance officer; (iii) all brokerage accounts must be disclosed on an annual basis; and (iv) access persons involved in preparing and making investment decisions must, in addition to (i), (ii) and (iii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.

23.   FINANCIAL STATEMENTS

The audited financial statements of the Portfolio contained in the Annual Report to Shareholders of the Trust for the fiscal year ended June 30, 1998, including the auditor's report, are incorporated herein by reference.

APPENDIX

DESCRIPTION OF RATINGS

SHORT-TERM DEBT & COMMERCIAL PAPER RATINGS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted. Moody's commercial paper ratings, which are also applicable to municipal paper investments permitted to be made by the fund, are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months.

Moody's employs the following designations, judged to be investment grade, used for both short-term debt and commercial paper to indicate the relative repayment ability of rated issuers:

P-1 (PRIME-1): Superior capacity for repayment.

P-2 (PRIME-2): Strong capacity for repayment.

STANDARD & POOR'S CORPORATION ("S&P")

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days - including commercial paper. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. The relative degree of safety, however, is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, CDs, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good credit quality. A satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

LOC: The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

MUNICIPAL NOTE RATINGS

MOODY'S

Moody's ratings for state, municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing; factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

MIG 1: Notes are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG 2: Notes are of high quality, with margins of protection ample, although not so large as in the preceding group.

MIG 3: Notes are of favorable quality, with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

MIG 4: Notes are of adequate quality, carrying specific risk but having protection and not distinctly or predominantly speculative.

S&P

Until June 29, 1984, S&P used the same rating symbols for notes and bonds. After June 29, 1984, for new municipal note issues due in three years or less, the ratings below will usually be assigned. Notes maturing beyond three years will most likely receive a bond rating of the type recited above.

SP-1: Issues carrying this designation have a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics will be given a "plus" (+) designation.

SP-2: Issues carrying this designation have a satisfactory capacity to pay principal and interest.




                         THE MONEY MARKET PORTFOLIOS

                                  FORM N-1A

PART C:  OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

      (a) Financial Statements incorporated herein by reference to the Registrant's Annual Report to Shareholders dated June 30, 1998 as filed with the SEC on Form Type N-30D on August 18, 1998.

            (i)   Financial Highlights

            (ii)  Statement of Investments June 30, 1998

            (iii) Statement of Assets and Liabilities, June 30, 1998

            (iv)  Statement of Operations for the year ended June 30, 1998

            (v) Statement of Changes in Net Assets for the years ended June 30, 1998 and 1997

            (vi)  Notes to Financial Statements

            (vii) Independent Auditor's Report

      (b)  Exhibits:

            The following exhibits are incorporated by reference, with the exception of exhibits 8(iv), 17(i), 17(ii), 27(i) and 27(ii) which are attached herewith.

            (1)   copies of the charter as now in effect;

                  (i)   Agreement and Declaration of Trust dated June 16, 1992
                        Filing: Amendment No. 6 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 31, 1995

                  (ii)  Certificate of Trust dated June 16, 1992
                        Filing: Amendment No. 6 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 31, 1995

            (2) copies of the existing By-Laws or instruments corresponding thereto;

                  (i)   By-Laws
                        Filing: Amendment No. 6 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 31, 1995

            (3) copies of any voting trust agreement with respect to more than 5 percent of any class of equity securities of the Registrant;

                  Not Applicable

            (4) copies of all instruments defining the rights of the holders of the securities being registered including, where applicable, the relevant portion of the articles of incorporation or by-laws of the Registrant

                  Not Applicable

            (5) copies of all investment advisory contracts relating to the management of the assets of the Registrant;

                  (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992
                        Filing: Amendment No. 6 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 31, 1995

                  (ii)  Amendment to Management Agreement dated August 1,
                        1995 to the Management Agreement dated August 27, 1992
                        Filing: Amendment No. 7 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 30, 1996

            (6) copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

                  Not Applicable

            (7) copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of Trustees or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof;

                  Not Applicable

            (8) copies of all custodian agreements and depository contracts under Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

                  (i) Master Custody Agreement between Registrant and Bank of New York dated February 16, 1996
                        Filing: Amendment No. 7 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 30, 1996

                  (ii) Terminal Link Agreement between Registrant and Bank of New York dated February 16, 1996
                        Filing: Amendment No. 7 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 30, 1996

                  (iii) Amendment dated May 7, 1997 to Master Custody
                        Agreement dated February 16, 1996 between Registrant and Bank of New York
                        Filing: Amendment No. 8 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 30, 1997

                  (iv) Amendment to Exhibit A of the Master Custody Agreement dated February 16, 1995 between Registrant and Bank of New York dated February 27, 1998 on behalf of all funds listed on Exhibit A

            (9) copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part on or after the date of filing the Registration Statement;

                  Not Applicable.

            (10) opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and nonassessable;

                  Not Applicable

            (11) copies of any other opinions, appraisals or rulings and consents to the use thereof relied on in the preparation of this Registration Statement and required by Section 7 of the 1933 Act;

                  Not Applicable

            (12)  all financial statements omitted from Item 23;

                  Not Applicable

            (13) copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling;

                  (i)   Letters of Understanding dated July 22, 1992
                        Filing: Amendment No. 6 to
                        Registration Statement on Form N-1A
                        File No. 811-7038
                        Filing Date: October 31, 1995

            (14) copies of the model plan used in the establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith;

                  Not Applicable

            (15) Copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan.

                  Not Applicable

            (16) Schedule for computation of each performance quotation provided in the registration statement in response to Item 22 (which need not be audited)

                  Not Applicable

            (17)  Power of Attorney

                  (i)   Power of Attorney dated June 16, 1998

                  (ii)  Certificate of Secretary dated June 16, 1998

            (27)  Financial Data Schedule

                  (i)   Financial Data Schedule for The Money Market
                        Portfolios

                  (ii) Financial Data Schedule for The U.S. Government Securities Money Market Portfolios

Item 25.  Persons Controlled by or under Common Control with Registrant

None

Item 26.  Number of Holders of Securities

Not Applicable

Item 27.  Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Please see the Declaration of Trust, By-Laws, and Management Agreement, previously filed as exhibits and incorporated herein by reference.

Item 28.  Business and Other Connections of Investment Adviser.

The officers and directors of the Registrant's manager also serve as officers and/or directors for (1) the manager's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds(R). In addition, Mr. Charles B. Johnson was formerly a director of General Host Corporation. For additional information please see Part B and Schedules A and D of Form ADV of the Funds' Investment Manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the Investment Manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 29  Principal Underwriters

Not Applicable

Item 30  Locations of Accounts and Records.

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

Item 31  Management Services.

There are no management-related service contracts not discussed in Part A or Part B.

Item 32  Undertaking.

The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.



                                  SIGNATURE


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 29th day of October 1998.


                        THE MONEY MARKET PORTFOLIOS
                        (Registrant)


                             By:  Charles E. Johnson*
                                  President



*By:/s/  Larry L. Greene
     Attorney in Fact
    (Pursuant to Power of Attorney filed herewith)



                         THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                EXHIBIT INDEX

    EXHIBIT NO.           DESCRIPTION                                LOCATION

    EX-99.B1(i)           Agreement and Declaration of Trust of      *
                          The Money Market Portfolios dated June
                          16, 1992

    EX-99.B1(ii)          Certificate of Trust of The Money          *
                          Market Portfolios dated June 16, 1992

    EX-99.B2(i)           By-Laws                                    *

    EX-99.B5(i)           Management Agreement between Registrant    *
                          and Franklin Advisers, Inc. dated
                          August 27, 1992

    EX-99.B5(ii)          Amendment to Management Agreement dated    *
                          August 1, 1995 to the Management
                          Agreement dated August 27, 1995

    EX-99.B8(i)           Master Custody Agreement between           *
                          Registrant and Bank of New York dated
                          February 16, 1996

    EX-99.B8(ii)          Terminal Link Agreement between            *
                          Registrant and Bank of New York dated
                          February 16, 1996

    EX-99.B8(iii)         Amendment dated May 7, 1997 to the         *
                          Master Custody Agreement dated February
                          16, 1996 between Registrant and Bank of
                          New York

    EX-99.B8(iv)          Amendment to Master Custody Agreement      Attached
                          dated February 27, 1998 on behalf of
                          all funds listed on Exhibit A

    EX-99.B13(i)          Letter of Understanding dated July 22,     *
                          1992

    EX-99.B17(i)          Power of Attorney dated June 16, 1998      Attached

    EX-99.B17(ii)         Certificate of Secretary dated June 16,    Attached
                          1998

    EX-27.(i)             Financial Data Schedule for The Money      Attached
                          Market Portfolios

    EX-27.(ii)            Financial Data Schedule for The U.S.       Attached
                          Government Money Market Portfolios
*  Incorporated by reference